[STROOCK AND STROOCK AND LAVAN LETTERHEAD]




September 17, 1976


Dreyfus Tax Exempt Bond Fund, Inc.
767 Fifth Avenue
New York, New York

Dear Sirs:

          We have acted as counsel to your corporation (the "Company") since its organization and in connection with the filing by the Company of a Registration Statement on Form S-5 with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          In so acting we have examined a copy of the Certificate of Incorporation and By-Laws of the Company, each as amended to date, the original or reproduced or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. We have assumed the genuineness of all signatures and the conformity to original documents of the copies of such documents supplied to us as certified or conformed or reproduced copies.

          Based upon the foregoing, we are of the opinion that:

          (a) The 6,667 shares of Common Stock of the Company issued and outstanding on the date hereof have been validly issued and are fully paid and non-assessable.

          (b) The shares of Common Stock of the Company which are the subject of Registration Statement No. 2-56878 on Form S-5 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, will, when issued in accordance with the Prospectus which constitutes a part thereof, be legally and validly issued, fully paid and non-assessable.

          We hereby consent to being named in said Registration
Statement and in the Prospectus which constitutes a part thereof as attorneys who have acted upon the legality of said shares of Common Stock.

          We agree that you may file a copy of this opinion as
Exhibit 3 to said Registration Statement.

                              Very truly yours,

                              /s/ Stroock & Stroock & Lavan

                              STROOCK & STROOCK & LAVAN